Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Champion Industries, Inc. (the “Company”) on Form 10-Q for the period ending January 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Marshall T. Reynolds and Todd R. Fry, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/Marshall T. Reynolds
Marshall T. Reynolds
Chief Executive Officer

By: /s/ Todd R. Fry
Todd R. Fry
Senior Vice President and Chief Financial Officer

A signed copy of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 15, 2013